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                                                                    EXHIBIT 99.2

                       [MAXWELL TECHNOLOGIES LETTERHEAD]


                                 PRESS RELEASE


FOR IMMEDIATE RELEASE


Contact: Tracy Perry
         Vice President, Corporate Communications
         (619) 576-7547
         URL http://www.maxwell.com/


              MAXWELL TECHNOLOGIES FINALIZES PHYSICS INTERNATIONAL
                                  ACQUISITION


                                 -------------


          APRIL 21, 1998, SAN DIEGO, CA ... MAXWELL TECHNOLOGIES, INC. (NMS-MXWL) announced today that it has completed its acquisition of the electromagnetic systems business of Primex Physics International Co., a subsidiary of Primex Technologies, Inc. (NMS-PRMS).

          The Company announced its agreement to acquire the electromagnetic systems business unit of Primex on April 2, 1998. The purchase price was $10 million in cash, and the acquired business' 1997 revenues were approximately $17 million.

          Maxwell Technologies is a leader in pulsed power technologies, providing pulsed power based systems and components for a wide range of commercial applications and research and development for both commercial customers and the U.S. government. The Company's advanced technology solutions address diverse markets such as utilities, telecommunications, medical equipment and products, food processing and packaging and transportation. The Company also offers industrial computers and subsystems, primarily to OEMs in computer telephony and other markets, and software products and services, both for government research and for various commercial applications.


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